Exhibit 23.1

  [KPMG Peat Marwick Letterhead]




                   Consent of Independent Accountants




  The Board of Directors
  First of America Bank Corporation:


  We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
  "Independent Public Accountants" in the prospectus.





  May 15, 1997                            /s/ KPMG Peat Marwick LLP
  Chicago, Illinois